Exhibit 99.1

NEWS RELEASE
TSX: LAC • NYSE: LAC
www.lithiumamericas.com

Lithium Americas Finalizes DOE Loan Amendments

and Provides ATM Update

(All amounts in US$ unless otherwise indicated)

October 7, 2025 – Vancouver, Canada: Lithium Americas Corp. (TSX: LAC) (NYSE: LAC) (“Lithium Americas” or the “Company”) announced the finalization of the parties’ agreement on certain amendments to the Company’s $2.23 billion loan (the “DOE Loan”) from the U.S. Department of Energy (the “DOE”) for financing the construction of the processing facilities at Thacker Pass (“Thacker Pass” or the “Project”), which amendments will become effective following the satisfaction of mutually agreed and customary conditions that are anticipated to be satisfied in the following week. In addition, the Company is pleased to announce the completion of the previously announced at-the-market equity program (the “ATM Program”).

DOE AGREEMENT AMENDMENTS

In furtherance of the Company’s previously announced agreement-in-principle with General Motors Holdings LLC (“GM”), its joint venture (the “JV”) partner in Thacker Pass, and the DOE, the Company and the DOE have agreed on the terms of an amendment to the DOE Loan, as follows:

•

The DOE has agreed to defer $184 million of scheduled debt service obligations under the DOE Loan from the first five years of loan repayment to the remaining years of loan maturity (which will become effective upon the execution of the amendment to the promissory note issued by the Company’s affiliate, Lithium Nevada LLC (“LN”) in favor of the Federal Financing Bank of the United States, which promissory note reflects the payment obligations with respect to the DOE Loan).

•	The Company will contribute an additional $120 million to DOE Loan reserve accounts, to be funded within 12 months of the effective date of the amendments.

In consideration for agreeing to the deferral of scheduled debt service as described above, the DOE will receive:

•	a 5% equity stake in the Company through warrants to purchase common shares of the Company at an exercise price of $0.01 per share (the “LAC Warrants”) and

•	a 5% economic stake in the JV through warrants to purchase non-voting, non-transferable equity interest of the JV (the “JV Units”) with an exercise price of $0.01 per unit (the “JV Warrants”).

The LAC Warrants, the JV Warrants and the JV Units remain subject to customary conditions to be finalized through definitive documents and corporate approvals.

In addition, the JV and GM have entered into an amendment to GM’s lithium offtake agreement with LN (the “Offtake Agreement”) to provide additional support to the Project. The amendment permits LN to enter into additional third-party offtake agreements for certain remaining production volumes not forecasted to be purchased by GM.

The Company intends to rely upon the exemption set forth in Section 602.1 of the Toronto Stock Exchange (“TSX”) Company Manual, which provides that the TSX will not apply its standards to certain transactions involving eligible interlisted issuers on a recognized exchange.

ATM UPDATE

As previously announced, the Company established an ATM Program on May 15, 2025. As of October 1, 2025, the ATM Program has been completed. The Company sold an aggregate of 26,921,629 common shares pursuant to the ATM program for gross proceeds of $99,999,988.75.

ADVISORS AND AGENTS

The Company’s transaction advisors for the DOE Loan transaction include Goldman Sachs & Co. LLC serving as financial advisor, while Vinson & Elkins LLP serving as U.S. legal counsel and Cassels, Brock & Blackwell LLP as Canadian legal counsel. The ATM Program agents are TD Securities (USA) LLC and TD Securities Inc.

ABOUT LITHIUM AMERICAS

Lithium Americas is developing Thacker Pass located in Humboldt County in northern Nevada, which hosts the largest known measured lithium resource (Measured and Indicated) and reserve (Proven and Probable) in the world. Thacker Pass is owned by a joint venture between Lithium Americas (holding a 62% interest and is the manager of the Project), and GM (holding a 38% interest). The Company is focused on advancing Phase 1 of Thacker Pass toward production, targeting nominal design capacity of 40,000 tonnes per year of battery-quality lithium carbonate. The Company and its engineering, procurement and construction management contractor, Bechtel, entered into a National Construction Agreement (Project Labor Agreement) with North America’s Building Trades Unions for construction of Thacker Pass. Construction is expected to create nearly 2,000 direct jobs, including 1,800 skilled contractors. Lithium Americas’ shares are listed on the Toronto Stock Exchange and New York Stock Exchange under the symbol LAC. To learn more, visit www.lithiumamericas.com or follow @LithiumAmericas on social media.

FORWARD-LOOKING STATEMENTS

This news release contains “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of applicable Canadian securities legislation (collectively referred to as “forward-looking statements” (“FLS”)). All statements, other than statements of historical fact, are FLS and can be identified by the use of statements that include, but are not limited to, words, such as “anticipate,” “plan,” “continue,” “estimate,” “expect,” “may,” “will,” “project,” “predict,” “proposes,” “potential,” “target,” “implement,” “schedule,” “forecast,” “intend,” “would,” “could,” “might,” “should,” “believe” and similar terminology, or statements that certain actions, events or results “may,” “could,” “would,” “might” or “will” be taken, occur or be achieved. FLS in this news release includes, but is not limited to, statements related to the DOE Loan, including statements regarding definitive documentation, draw-down conditions on the DOE Loan, the expected timing for the DOE Loan, if at all, applicable exchange approval of the transaction and the outlook with respect to negotiations relating to the DOE Loan and the consequences related thereto; as well as other statements with respect to management’s beliefs, plans, estimates and intentions, and similar statements concerning anticipated future events, results, circumstances, performance or expectations that are not historical facts.

FLS involves known and unknown risks, assumptions and other factors that may cause actual results or performance to differ materially. FLS reflects the Company’s current views about future events that, while considered reasonable by the Company as of the date of this news release, are inherently subject to significant uncertainties and contingencies. Accordingly, there can be no certainty that they will accurately reflect actual results. Although the Company believes that the assumptions and expectations reflected in such FLS are reasonable, the Company can give no assurance that these assumptions and expectations will prove to be correct.

Readers are cautioned that the foregoing lists of factors are not exhaustive. There can be no assurance that FLS will prove to be accurate, as actual results and future events could differ materially from those anticipated in such information. As such, readers are cautioned not to place undue reliance on this information, and that this information may not be appropriate for any other purpose, including investment purposes. The Company’s actual results could differ materially from those anticipated in any FLS as a result of the risk factors set out herein, and in the Company’s other continuous disclosure documents available on SEDAR+ at www.sedarplus.ca and EDGAR at www.sec.gov.

Readers are further cautioned to review the full description of risks, uncertainties and management’s assumptions in the aforementioned documents and other disclosure documents available on SEDAR+ and on EDGAR.

The FLS contained in this news release is expressly qualified by these cautionary statements. All FLS in this news release speaks as of the date of this news release. The Company does not undertake any obligation to update or revise any FLS, whether as a result of new information, future events or otherwise, except as required by law.

INVESTOR CONTACT

Virginia Morgan, VP, IR and ESG

+1-778-726-4070

ir@lithiumamericas.com

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